Exhibit 5.1

October 31, 2008

Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

Re:	Colgate-Palmolive Company
Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), in the form to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of debt securities (the “Debt Securities”) of Colgate-Palmolive Company, a Delaware corporation (the “Company”). The Debt Securities (including the Company’s Medium Term Notes, Series F, with maturities of one year or more from the date of issue (the “Notes”)) are to be issued under an Indenture, dated as of November 15, 1992 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, which is incorporated by reference as an exhibit to the Registration Statement. The Debt Securities are to be issued in substantially the forms filed as exhibits to the Registration Statement (with maturities, interest rates and other terms of the Debt Securities appropriately filled in). The Debt Securities are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).

     We have examined the Registration Statement and such other instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on such examination, we are of the opinion that (i) as to the Notes, the issuance of up to $739,900,000 in aggregate initial offering price of the Notes or its equivalent in the currency of countries other than the United States or a composite currency has been duly authorized by all necessary action by the Board of Directors and the authorized officers of the

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Company and, when the variable terms of such Notes have been established by any of the authorized officers to whom such authority has been delegated and such Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as contemplated by the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating to the Notes and the agreed consideration therefor has been received by the Company, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms; and (ii) as to other Debt Securities, when the issuance of such Debt Securities have been duly authorized by appropriate corporate action of the Company and when such Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as contemplated by the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto and the agreed consideration therefor has been received by the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     With respect to enforcement, the above opinion is qualified to the extent that enforcement of the Indenture and the Debt Securities may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles, and further to the extent that enforcement of any Debt Securities denominated in other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law. We have further assumed with respect to enforcement that, when fixed, the terms of the Debt Securities will comply with all applicable “bucket shop” or similar state laws, or have the availability of federal preemption therefrom.

     The foregoing opinion is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Sidley Austin LLP